RHI Holdings, Inc. --  Subsidiaries as of June 30, 1997:

Banner Aerospace, Inc.[Del] (36.3% by RHI)
     Adams Industries, Inc. [CN]
     Aero International, Inc. [Ohio]
     Aerospace Bearing Support, Inc. [CA]
     Aircraft Bearing Corporation [CA]
     BAI, Inc. [CA]
     Banner Aerospace Foreign Sales Corporation [US Virgin Islands] Banner Aerospace Services, Inc. [Ohio]
     Banner Aerospace-Singapore, Inc. [Del]
     Banner Distribution, Inc. [Del]
     Burbank Aircraft Supply, Inc. [Del]
          Burbank Aircraft International, Inc. [Del]
               Burbank Aircraft International, GmbH [Germany]
     DAC International, Inc. [TX]
     Dallas Aerospace, Inc. [TX]
          P. B. Herndon Company [Missouri]
     Discontinued Aircraft, Inc. [TX]
     Discontinued Services, Inc.[Del]
     GCCUS, Inc. [CA]
     Georgetown Jet Center, Inc. [Del]
     Harco, Inc. [Del]
          Harco Aerospace Fasteners, Ltd. [Canada]
               Harco Northern Ireland, Ltd. [N. Ireland--UK]
     Matrix Aviation, Inc. [KS]
     Nasam Incorporated [CA]
     PacAero [CA]
         Banner Aero (Australia) Pty, Ltd. [Australia]
     Professional Aviation Associates, Inc. [GA]
          Professional Aircraft Accessories, Inc. [FL]
     Solair, Inc. [FL]
          Banner Aerospace (U.K.) Limited [U.K.]
     Tri-Fast SARL [France]
Banner Capital Ventures, Inc.[Del]
Banner Industrial Distribution, Inc.[Del]
F. F. Handels GmbH [Germany]
Fairchild France, Inc.[Del]
Fairchild Holding Corp. [Delaware]
     A10 Inc. [Del]
          Fairchild Retiree Medical Services, Inc. [Del]
     Banner Aerospace, Inc. [Del]{23.0% by FHC}
     Banner Investments (U.K.) Limited [U.K.]
     Fairchild Fastener Group Ltd. [U.K.]
               Camloc (U.K.) Ltd. [U.K.]
     JJS Limited [United Kingdom]
     Fairchild Arms International Ltd. [Canada]
     Fairchld Data Corporation [Del]
     Fairchild Fasteners Corp.[Del]
     Fairchild Finance Company [Republic of Ireland]
     Fairchild Germany, Inc. [Del]
          Convac USA, Inc. [Del]
                Fairchild Technologies USA, Inc. [Calif]
     Mairoll, Inc. [Del]
     Simmonds Mecaero Fasteners, Inc.[DL]
     Meow, Inc. [Del]
          Fairchild Fasteners Europe--Simmonds S.A.R.L
               Simmonds S.A. [France]
               Eurosim Componentes Mecanicos de Seguranga, Lda. Mecaero S.A. [France]
               Transfix S.A. [France]
     Oink Oink, Inc. [Del.]
     VSI Holdings, Inc. [Del]
          Camloc Holdings Inc. [Del.]
          Fairchild Technologies Gmbh [Germany]
                Convac Dresden GmbH [Germany]
                     Convac France S.A. [France]
          Fairchild Fasteners Europe--Camloc GmbH [Germany] Fairchild Fasteners France S.A.R.L. [France]
          Fairchild Fasteners Europe--VSD GmbH [West Germany] Fairchild Technologies UK Ltd. [U.K.]
Fairchild Scandinavian Bellyloading Company Aktiebolag
MTA, Inc. [Del]
Northking Insurance Company Limited [Bermuda]
Recycling Investments, Inc. [Del]
Recycling Investments II, Inc. [Del]
Scandinavian Bellyloading International, Inc. [CA]
Sovereign Air Limited [Del]